Exhibit 10.47
Amendment No. 1
to the
SYBASE, INC. 401(k) PLAN
(October 15, 2004 Restatement)
     Sybase, Inc. (the “Company”), having established the Sybase, Inc. 401(k) Plan (the “Plan”) effective as of January 1, 1987, and amended and restated the Plan on several prior occasions, most recently effective (generally) as of October 15, 2004, hereby again amends the Plan effective March 28, 2005, as follows:
          Section 8.3 of the Plan is amended in its entirety to read as follows:
     8.3 Consent Requirement. If the balance credited to a Member’s Account (to the extent vested) exceeded the Limit as of the Valuation Date that next preceded the date of the distribution, no portion of the Member’s Account shall be distributed before the Member attains (or in the event of his or her death would have attained) Normal Retirement Age, unless the Member or (if the Member is deceased and the Beneficiary is his or her surviving spouse) the Member’s Beneficiary has consented in writing to receive an earlier distribution. For purposes of applying this Section 8.3 and Section 8.6.4, the term “Limit” means $1,000.
     In Witness Whereof, Sybase, Inc., by the officer identified below, has executed this Amendment No. 1 the Sybase, Inc. 401(k) Plan on the date indicated below.

SYBASE, INC.

By: /s/ Dan Carl

Title: Vice President and General Counsel

Dated: March 18, 2005